UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
March 31, 2010

BROADPOINT GLEACHER SECURITIES GROUP, INC.
(Exact name of registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)
0-14140
(Commission File Number)
22-2655804
(IRS Employer Identification No.)
12 East 49th Street, 31st Floor
New York, New York
(Address of Principal Executive Offices)
10017
(Zip Code)
(212) 273-7100
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
     On March 31, 2010, Broadpoint Gleacher Securities Group, Inc. (the “Company”) and Robert I. Turner reached a mutual agreement pursuant to which Mr. Turner has, effective on such date, resigned as Chief Financial Officer of the Company.
     In connection with Mr. Turner’s departure, the Company and Mr. Turner entered into a letter agreement (the “Letter Agreement”) regarding the terms of Mr. Turner’s departure. The Letter Agreement provides that for purposes of the award agreements governing his outstanding restricted stock units, Mr. Turner’s termination of employment will be treated as a termination not for cause; accordingly, subject to Mr. Turner’s execution and non-revocation of a release of claims with respect to the Company (the “Release Conditions”), Mr. Turner’s restricted stock units will continue to vest in accordance with their original vesting schedule, subject to forfeiture in the event Mr. Turner violates certain restrictive covenants. In addition, subject to the Release Conditions and compliance with applicable restrictive covenants, Mr. Turner (i) will receive 12 months of base salary continuation at the rate of $250,000 per year, (ii) will be eligible for a discretionary pro-rata bonus in respect of the 2010 fiscal year, and (iii) will be entitled to 12 months of continued medical and, to the extent elected by Mr. Turner, vision and dental insurance coverage.
     The foregoing description of the Letter Agreement is qualified in its entirety by reference to the Letter Agreement, which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
     On March 31, 2010 Jeffrey Kugler, age 49, was appointed the Acting Chief Financial Officer of the Company. Mr. Kugler has been Controller and Chief Operations Officer of Broadpoint Capital, Inc., a subsidiary of the Company, since March 2008. Mr. Kugler has over 20 years of experience in the securities and financial services industries. From 2003 to 2007, Mr. Kugler worked at Pershing LLC (a subsidiary of the Bank of New York Mellon), the largest correspondent services and clearance corporation, as a vice president of their account management group. From 1996 to 2002, Mr. Kugler worked at Gruntal & Co., LLC, a full service independent broker dealer, in various capacities, serving as Corporate Controller, Chief Administrative Officer of Capital Markets and a member of the firm’s credit committee. From 1995 to 1996, Mr. Kugler was responsible for broker dealer reporting at Prudential Securities Incorporated. From 1989 to 1995, Mr. Kugler was a Divisional Vice President at PaineWebber Incorporated, serving in a variety of financial management positions in finance, regulatory reporting and merchant banking. Mr. Kugler received his B.A. from Rutgers University and is a registered C.P.A. in the states of New York and New Jersey.
     Mr. Kugler does not have an employment contract with the Company. Mr. Kugler is currently paid a salary of $ 225,000 per year and is entitled to receive discretionary cash bonuses and equity compensation awards pursuant to the Company’s equity incentive plans.

Item 8.01.	Other Events
     On March 31, 2010, the Company announced that the Board has authorized the Company to submit a proposal to the shareholders to change the name of the Company to “Gleacher & Company, Inc.” and to reincorporate the Company in Delaware.
     A copy of this press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
ADDITIONAL INFORMATION AND WHERE TO FIND IT
     This communication is not a substitute for the proxy statement that the Company intends to file with the SEC. In connection with the Company name change and reincorporation in Delaware, the Company will prepare a proxy statement for the Company’s shareholders. When completed, a definitive proxy statement and form of proxy will be filed with the SEC and mailed to the Company’s shareholders of record. Before making any voting decision, the Company’s shareholders are advised to carefully read the preliminary proxy statement and the definitive proxy statement, when available, because they will contain important information about the Company and the proposals to be acted upon at the Company’s annual meeting. The Company’s stockholders may obtain a free copy of the preliminary proxy statement and the definitive proxy statement (when available) and other documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. The Company’s shareholders may also obtain a free copy of the preliminary proxy statement, and definitive proxy statement (when available) and such other documents by visiting the Company’s website at www.bpsg.com under the heading “Investor Relations — Proxy” or by directing such request to Broadpoint Gleacher Securities Group, Inc., 12 East 49th Street, 31st Floor, New York, New York, 10017, Attn: Corporate Secretary.
     The Company and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed name change and reincorporation. Information concerning the Company and its directors and executive officers will be set forth in the Company’s proxy statement.

Item 9.01.	Financial Statements and Exhibits
Exhibits.
     10.1 — Letter Agreement, dated March 31, 2010, by and between Broadpoint Gleacher Securities Group, Inc. and Robert I. Turner.
     99.1 — Press Release of Broadpoint Gleacher Securities Group, Inc. dated March 31, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADPOINT GLEACHER SECURITIES GROUP, INC.
	By:	/s/ Peter J. McNierney
		Name:	Peter J. McNierney
Date: March 31, 2010		Title:	President and Chief Operating Officer